                                                                     Exhibit 4.2
                                                                     -----------

                           SEAGATE TECHNOLOGY, INC.

                            1999 STOCK OPTION PLAN


     1.   Purposes of the Plan. The purposes of this 1999 Stock Option Plan are:
          --------------------

          . to attract and retain the best available personnel for positions of substantial responsibility,

          . to provide additional incentive to Employees, Directors and Consultants, and

          .    to promote the success of the Company's business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.   Definitions. As used herein, the following definitions shall apply:
          -----------

          (a)  "Administrator" means the Board or any of its Committees as shall
                -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b)  "Applicable Laws" means the requirements relating to the
                ---------------
administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c)  "Board" means the Board of Directors of the Company.
                -----

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (e)  "Committee" means a committee of Directors appointed by the Board
                ---------
in accordance with Section 4 of the Plan.

          (f)  "Common Stock" means the common stock of the Company.
                ------------

          (g)  "Company" means Seagate Technology, Inc., a Delaware corporation.
                -------

          (h)  "Consultant" means any person, including an advisor, engaged by
                ----------
the Company or a Parent or Subsidiary to render services to such entity.

          (i)  "Director" means a member of the Board.
                --------

          (j)  "Disability" means total and permanent disability as defined in
                ----------
Section 22(e)(3) of the Code.

          (k)  "Employee" means any person, including Officers and Directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n)  "Incentive Stock Option" means an Option intended to qualify as
                ----------------------
an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o)  "Nonstatutory Stock Option" means an Option not intended to
                -------------------------
qualify as an Incentive Stock Option.

          (p)  "Notice of Grant" means a written or electronic notice evidencing
                ---------------
certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q)  "Officer" means a person who is an officer of the Company within
                -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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          (r)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (s)  "Option Agreement" means an agreement between the Company and an
                ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t)  "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          (u)  "Optionee" means the holder of an outstanding Option granted
                --------
under the Plan.

          (v)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (w)  "Plan" means this Seagate Technology, Inc. 1999 Stock Option
                ----
Plan.

          (x)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (y)  "Retirement" means the Optionee has reached the age of 55 years
                ----------
and has five (5) years of continuous service with the Company or one of its subsidiaries and the Optionee elects to terminate his/her relationship as a Service Provider with the Company.

          (z)  "Section 16(b)" means Section 16(b) of the Exchange Act.
                -------------

          (aa) "Service Provider" means an Employee, Director or Consultant.
                ----------------

          (bb) "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 12 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan. Subject to adjustment as provided in
          -------------------------
Section 12 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to the Plan shall be 10,500,000, plus (i) any Shares issued under the Plan that are forfeited back to the Company or cancelled, and (ii) any Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Service Provider as full or partial payment of the exercise price of any Option granted pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Option granted under the Plan; provided, however, that the total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 10,500,000. The Shares may be authorized and unissued shares or issued shares which have been reacquired by the Company.

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     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

               (i)   Multiple Administrative Bodies. The Plan may be
                     ------------------------------
administered by different Committees with respect to different groups of Service Providers.

               (ii)  Section 162(m). To the extent that the Administrator
                     --------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions
                     ----------
hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv)  Other Administration. Other than as provided above, the
                     --------------------
Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)  Powers of the Administrator. Subject to the provisions of the
               ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)   to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (iv)  to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

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               (vii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (ix) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to (or less than) the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)  Effect of Administrator's Decision. The Administrator's
               ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5.   Eligibility. Nonstatutory Stock Options may be granted to Service
          -----------
Providers. Incentive Stock Options may be granted only to Employees.

     6.   Limitations.
          -----------

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 3,000,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 3,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

     7.   Term of Plan. Subject to Section 18 of the Plan, the Plan shall
          ------------
become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8.   Term of Option. The term of each Option shall be stated in the Option
          --------------
Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a)  Exercise Price. The per share exercise price for the Shares to be
               --------------
issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b)  Waiting Period and Exercise Dates. At the time an Option is
               ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c)  Form of Consideration. The Administrator shall determine the
               ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)   cash;

               (ii)  check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as a Service Provider. If an Optionee
               -------------------------------------------------
ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)  Disability of Optionee. If an Optionee ceases to be a Service
               ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee. If an Optionee dies while a Service Provider,
               -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)  Retirement of Optionee: In the event of an Optionee's Retirement,
               ----------------------
the Optionee may exercise his or her Option at any time within three (3) years from the date of such Retirement, but only to the extent that the Optionee was entitled to exercise it at the date of such Retirement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).

     11.  Transferability of Options.
          --------------------------

          (a) Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

          (b) An Optionee may file a written designation of a beneficiary who is to receive any options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (c) Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a)  Changes in Capitalization. Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation. In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.

          (c)  Merger or Asset Sale. Subject to the provisions of paragraph (d)
               --------------------
hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option , the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option , for each Share of Optioned Stock subject to the Option , to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d)  Change in Control. In the event of a "Change in Control" of the
               -----------------
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

               (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

               (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

          (e)  Definition of "Change in Control." For purposes of this Section
               ---------------------------------
12, a "Change in Control" means the happening of any of the following:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, of the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          (f)  Change in Control Price. For purposes of this Section 12, "Change
               -----------------------
in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     13.  Date of Grant. The date of grant of an Option shall be, for all
          -------------
purposes, the date on which the Administrator makes the determination granting such Option , or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination. The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Shareholder Approval. The Company shall obtain shareholder
               --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination. No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance. Shares shall not be issued pursuant to the
               ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations. As a condition to the exercise of an
               --------------------------
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present

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

intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Inability to Obtain Authority. The inability of the Company to obtain
          -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Reservation of Shares. The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Shareholder Approval. The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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